                                                                    EXHIBIT 21.1


                          RAYTEL MEDICAL CORPORATION
                           Federal EIN: 94-2787342

                 For the fiscal year ended September 30, 2001

The following subsidiaries of Raytel Medical Corporation have an a mailing address of 7 Waterside Crossing, Windsor, Connecticut 06095:

Raytel Cardiac Services
Raytel Imaging Holdings, Inc.
Raytel Imaging Network, Inc.
Cardiovascular Ventures, Inc.
MRI Diagnostic Partners I, L.P.
MRI Building Partners, L.P.
San Luis Obispo Medical Imaging Center, L.P.
Cardiovascular Ventures of East New Orleans, Inc.
Heart Center of East New Orleans, L.P.
Cardiovascular Ventures of Alexandria, Inc.
Heart Center of Central Louisiana, L.P.
Cardiovascular Ventures of Texas, Inc.
Dallas Outpatient Cardiovascular Center, L.P.
Fort Worth Cardiac Laboratory, Inc.
Heart Center of Fort Worth, Inc.
Raytel Nuclear Imaging of West Houston, Inc.
Raytel Nuclear Imaging of Fort Worth, Inc.

The following subsidiaries of Raytel Medical Corporation have a mailing address of 2755 Campus Drive, Suite 200, San Mateo, California 94403:

Raytel Granada Hills, Inc.
Raytel California Physician Services, Inc.